UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This amendment to the registrant’s report on Form 8-K dated September 9, 2004, is for the purpose of conforming the registrant’s signature which was omitted on the original report.

Item 7.01.   Regulation FD Disclosure.

On September 9, 2004 registrant issued a press release entitled "United States Government Approves KBR Purchasing System."

The text of the press release is as follows:

UNITED STATES GOVERNMENT APPROVES KBR PURCHASING SYSTEM

DCMA declared KBR’s purchasing system’s policies and practices "effective and efficient, and provide adequate protection of the Government’s interest"

HOUSTON, Texas – Halliburton (NYSE: HAL) announced today that its subsidiary, KBR, has been granted continued approval of its purchasing system by the Defense Contract Management Agency (DCMA). The DCMA is the United States Government agency that has the authority to make final decisions and judgments about the adequacy of the Company’s business systems.

KBR underwent an extensive Contractor Purchasing System Review (CPSR) conducted by the DCMA in April and May of this year. Prior to this review, KBR’s purchasing system had been approved by the Government in June 2003. It was determined that another review was prudent due to the unprecedented level of support KBR currently provides the military in Iraq and Kuwait.

DCMA issued an approval letter on September 7, 2004, stating that KBR’s purchasing system’s policies and practices are "effective and efficient, and provide adequate protection of the Government’s interest." KBR has repeatedly said that its purchasing system provides the flexibility and responsiveness necessary to meet the needs of its customers in a war zone. KBR’s priority remains making certain that the troops have the best possible food, shelter and living conditions while fighting the war in Iraq.
We will continue to work with all Government agencies to establish that our contracts are not only good for the United States, but also the company is the best and most qualified contractor to perform these difficult and dangerous tasks.

"While expected, this is clearly good news.  Despite the constantly changing requirements of our customer and the challenges associated with operating in such a hostile environment, KBR continues to comply with the Government-mandated Federal Acquisition Regulation in all of our procurement actions, and we constantly seek out and implement improvements to our systems," said Andy Lane, president and chief executive officer, KBR. "This latest approval of our purchasing system by the Government only validates that fact."

Halliburton has a 60-year history of working with the government. KBR helped build U.S. warships in World War II, as well as projects in Somalia, Rwanda, and the Balkans. Halliburton also helped put out more than half of the oil well fires in Kuwait during the 1991 Gulf War. We are proud to serve the troops making them feel a little closer to home.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: September 9, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary